INDEPENDENT AUDITORS' CONSENT
                -----------------------------


We consent to the incorporation by reference in Registration Statements No. 33-19511, No. 33-38019, No. 33-19510, No. 33-63739
and No. 333-12737 on Form S-8 and No. 333-04531 on Form S-3 of II-VI Incorporated of our reports dated August 7, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 1998.


/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 22, 1998